EXHIBIT 99.1

MIDWAY GOLD ANNOUNCES APPROVAL OF ITS DISCLOSURE
STATEMENT FOR ITS SECOND AMENDED JOINT PLAN OF
LIQUIDATION, COMMENCEMENT OF VOTE SOLICITATION, AND
SCHEDULING OF CONFIRMATION HEARING

DENVER, CO - March 29, 2017 - Midway  Gold Corp. (the “Company” or “Midway”) reports that, on February 24, 2017, a Second Amended Joint Plan of Liquidation and associated Disclosure Statement were filed in the chapter 11 bankruptcy cases of the Company and affiliated debtors, which cases are pending in the United States Bankruptcy Court for the District of Colorado (the “Bankruptcy Court”). The Bankruptcy Court has approved the Disclosure Statement as having adequate information for purposes of section 1125 of the United States Bankruptcy Code, and the Debtors are in the process of soliciting votes with respect to the Plan. A hearing to consider confirmation of the Plan has been scheduled for May 2, 2017. The details of the filings and information filed in the Chapter 11 bankruptcy cases can be found on http://dm.epiq11.com/MidwayGold.

For More Information on Midway, Contact:
Midway Gold Corp.
Daniel Brosious, 303-689-8837
Chief Restructuring Officer